Exhibit 10.4

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is made as of the 7th day of May, 2013, between 9022 HERITAGE PARKWAY, LLC, an Illinois limited liability company (the “Seller”) and RREEF AMERICA L.L.C., a Delaware limited liability company (the “Buyer”).

W I T N E S S E T H:

WHEREAS, Buyer and Seller entered into that certain Agreement of Purchase and Sale with an Effective Date of March 28, 2013, as amended by First Amendment to Agreement of Purchase and Sale dated April 30, 2013 (collectively, the "Sale Agreement"), pursuant to which Seller has agreed to sell to Buyer certain property (the "Property") located at 9022 Heritage Parkway, Woodridge, Illinois, as more particularly described in the Sale Agreement; and

WHEREAS, Buyer and Seller desire to modify the Sale Agreement in certain respects.

NOW, THEREFORE, for the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.    Definitions. Any capitalized terms not otherwise defined herein shall have the meaning ascribed to such term as set forth in the Sale Agreement.

2.    Tenant Estoppel. The Estoppel Certificate has been approved by Seller and the form is attached hereto as Exhibit “A”.

3.    Seventh Amendment. The Seventh Amendment exhibit attached as Exhibit “G” to the Sale Agreement, is hereby deleted in its entirety and replaced with the Exhibit “G” attached hereto.

4.    Approval Date. Buyer hereby waives its termination right under Subparagraph 6(a) of the Sale Agreement. The Approval Date shall be the date hereof.

5.    Defeasance/Closing. Paragraph 3 of the Agreement is hereby deleted and the following is substituted therefor:

“The purchase and sale contemplated herein shall be consummated at a closing (“Closing”) to take place at the offices of Chicago Title Insurance Company, 10 South LaSalle Street, Chicago, Illinois 60603, on the basis of a “New York Style” closing. The Closing shall occur on May 31, 2012, on or before the close of business, or at such other time as provided in this Agreement or as the parties may agree upon in writing (the “Closing Date”); provided, however, if either (a) the Estoppel Certificate or the Seventh Amendment has not been executed and delivered to Seller (or in escrow with the Title Company) by Tenant by the original Closing Date or (b) Seller has not completed the Defeasance (as hereinafter defined) by the original Closing Date, the Closing Date may be extended by Purchaser for up to thirty (30) days to allow for said deliveries. The Closing shall be effective as of 12:01 A.M. on the Closing Date. Provided, further, at such time that the Defeasance has been approved by Seller’s lender and may occur, then thereafter, Purchaser may elect to accelerate the Closing Date to a date specified in Purchaser’s notice to Seller (but such accelerated date must be at least seven (7) business days after the date of Purchaser’s notice to Seller and in no event prior to May 15, 2013). In order to accelerate the Closing Date as provided in the foregoing sentence, Purchaser must have waived in writing Purchaser’s right to terminate this Agreement under Section 6(a) of this Agreement and under Section 7(d), as to any existing Objections, of this Agreement. Notwithstanding the foregoing, the risk of loss of all or any portion of the Project shall be borne by Seller up to and including the actual time of the Closing and wire transfer of the Purchase Price to Seller, and thereafter by Purchaser, subject to the terms and conditions of Paragraph 16 below.”

6.    Confirmation. Except as specifically set forth herein, all other terms and conditions of the Sale Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. To the extent there is any conflict between the terms of this Amendment and the Sale Agreement, the terms of this Amendment shall control.

7.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of a facsimile or “.pdf” copy of this Amendment executed by a party hereto shall be deemed to constitute delivery of an original hereof executed by such party.

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IN WITNESS WHEREOF, each of Buyer and Seller has caused this Amendment to be executed by persons duly authorized thereunto as of the day and year first above written.

SELLER
9022 HERITAGE PARKWAY, LLC,
an Illinois limited liability company

By:	9022 HERITAGE PARKWAY MANAGER, LLC,
an Illinois limited liability company, its manager

By:	OAK REALTY GROUP, INC.,
an Illinois corporation, its manager

By:	/s/ Adam M. Levine
Name:	Adam M. Levine
Title:	President

BUYER
RREEF AMERICA L.L.C.,
a Delaware limited liability company

By:	/s/ Bradley J. Gries
Name:	Bradley J. Gries
Title:	Director